                                                                      Exhibit 11

                              Unitrode Corporation
           Computation of Primary and Fully Diluted Earnings per Share
                      (in thousands except per share data)


Three months ended                              May 3, 1997   April 27, 1996
----------------------------------------------------------------------------
Net income                                          $ 6,586          $ 5,261
                                                    =======          =======

Primary earnings per share:
--------------------------
Weighted average of common shares outstanding        11,678           11,479
Equivalent shares arising from the assumed
  exercise of stock options                             517              376
                                                    -------          -------
Weighted average of common and common
  equivalent shares outstanding                      12,195           11,855
                                                    =======          =======

Net income                                          $   .54          $   .44
                                                    =======          =======

Fully diluted earnings per share:
--------------------------------
Weighted average of common and common
  equivalent shares outstanding
  (as determined for primary earnings
  per share above)                                   12,195           11,855
Incremental shares to reflect full
  dilution                                               79(1)             -(1)
                                                    -------          -------

Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                           12,274           11,855
                                                    =======          =======

Net income                                          $   .54          $   .44
                                                    =======          =======





(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.